                                                                   EXHIBIT 10.6

         10.6 Acquisition Agreement dated April 3, 1999 by and between
                      NetSol PVT and NetSol UK and SGO













                             ACQUISITION AGREEMENT


                                     BETWEEN

                             MIRAGE HOLDINGS, INC.,

                                       AND

                             SALIM GHAURI AND OTHERS

                               TABLE OF CONTENTS

ARTICLE 1
      SALE AND PURCHASE OF THE SHARES.....................................................................2
      1.1         Issuance of the Shares..................................................................2
      1.2         Consideration and Payment for the Shares................................................2
      1.3         Employment Agreements...................................................................2

ARTICLE 2REPRESENTATIONS AND WARRANTIES...................................................................2
      2.1         Representations and Warranties of SGO, NetSol Pvt, and NetSol UK........................2
                  2.1.1    Organization, Standing, Power..................................................2
                  2.1.2    Authority......................................................................3
                  2.1.3    Capitalization of NetSol Pvt and NetSol UK.....................................3
                  2.1.4    Subsidiaries...................................................................4
                  2.1.5    No Defaults....................................................................4
                  2.1.6    Governmental Consents..........................................................4
                  2.1.7    Financial Statements...........................................................5
                  2.1.8    Liabilities....................................................................5
                  2.1.9    Absence of Undisclosed Liabilities.............................................5
                  2.1.10   Absence of Changes.............................................................5
                  2.1.11   Patents and Trademarks.........................................................6
                  2.1.12   Certain Agreements.............................................................6
                  2.1.13   Compliance with Other Instruments..............................................6
                  2.1.14   Employee Benefit Plans.........................................................5
                  2.1.15   Other Personal Property........................................................7
                  2.1.16   Properties and Liens...........................................................7
                  2.1.17   Inventory......................................................................7
                  2.1.18   Major Contracts................................................................7
                  2.1.19   Questionable Payments..........................................................7
                  2.1.20   Recent Transactions............................................................8
                  2.1.21   Leases in Effect...............................................................8
                  2.1.22   Environmental..................................................................9
                  2.1.23   Taxes..........................................................................9
                  2.1.24   Disputes and Litigation.......................................................10
                  2.1.25   Compliance with Laws..........................................................10
                  2.1.26   Related Party Transactions....................................................11
                  2.1.27   Insurance.....................................................................11
                  2.1.28   Minute Books..................................................................11
                  2.1.29   Disclosure....................................................................11
                  2.1.30   Reliance......................................................................11
                  2.1.31   Valuation Report for the Combined Operations of
                           Network Solutions (Pvt) Limited and NetSol (UK) Limited.......................11


      2.2         Representations and Warranties of Mirage...............................................11
                  2.2.1    Organization, Standing, Power.................................................12

                  2.2.2    Authority.....................................................................12
                  2.2.3    No Defaults...................................................................12
                  2.2.4    Disclosure....................................................................12
                  2.2.5    Independent Investigation.....................................................13
                  2.2.6    Reliance......................................................................13

ARTICLE 3 CONDITIONS PRECEDENT...........................................................................13
      3.1         Conditions to Each Party's Obligations.................................................13
      3.2         Conditions to Mirage's Obligations.....................................................13
      3.3         Conditions to SGO, NetSol Pvt, and NetSol UK's Obligations.............................14

ARTICLE 4COVENANTS.......................................................................................15
      4.1         Corporate Structure of NetSol Pvt and NetSol UK........................................15

ARTICLE 5
      CLOSING AND DELIVERY OF DOCUMENTS..................................................................15
      5.1         Time and Place.........................................................................15
      5.2         Deliveries by SGO, NetSol Pvt, and NetSol UK ..........................................15
      5.3         Deliveries by Mirage...................................................................16

ARTICLE 6INDEMNIFICATION.................................................................................16
      6.1         SGO, NetSol Pvt, and NetSol UK's Indemnity.............................................16
      6.2         Mirage's Indemnity.....................................................................17

ARTICLE 7DEFAULT, AMENDMENT AND WAIVER...................................................................17
      7.1         Default................................................................................17
      7.2         Waiver and Amendment...................................................................18

ARTICLE 8MISCELLANEOUS...................................................................................18
      8.1         Expenses...............................................................................18
      8.2         Notices................................................................................18
      8.3         Entire Agreement.......................................................................19
      8.4         Survival of Representations............................................................19
      8.5         Incorporated by Reference..............................................................20
      8.6         Remedies Cumulative....................................................................20
      8.7         Execution of Additional Documents......................................................20
      8.8         Finders' and Related Fees..............................................................20
      8.9         Governing Law..........................................................................20
      8.10        Forum..................................................................................20
      8.11        Professional Fees......................................................................20
      8.12        Binding Effect and Assignment..........................................................20
      8.13        Counterparts; Facsimile Signatures.....................................................20
      8.14        Representation.........................................................................20

                        TABLE OF SCHEDULES AND EXHIBITS


     Exhibit A     List of Shareholders Entering Into This Agreement

     Exhibit B     Opinion Letters

     Exhibit C     SGO, NetSol Pvt, and NetSol UK Disclosure Schedule

     Exhibit D     Mirage Disclosure Schedule

     Exhibit E     Employment Agreement

     Exhibit F     Board of Directors' Resolution of Network Solutions Pvt. Ltd.

     Exhibit G     Board of Directors' Resolution of NetSol (UK) Ltd.

                             STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of April 3, 1999, is by and between MIRAGE HOLDINGS, INC., a Nevada corporation ("Mirage"), on the one hand and SALIM GHAURI AND OTHERS as listed on Exhibit A ("SGO") who are shareholders of NETWORK SOLUTIONS (PVT) LIMITED, a Pakistan corporation ("NetSol Pvt") and who are also shareholders of NETSOL (U.K.) LIMITED, a corporation organized under the laws of the United Kingdom ("NetSol UK"), on the other (collectively, the "Parties").

                                  R E C I T A L S

           A. The capital stock of NetSol Pvt consists of 20,000 authorized shares of Common Stock, par value Rs. 100 (the "NetSol Pvt Shares"), of which 1,000 are currently issued and outstanding. SGO currently owns 490 NetSol Pvt Shares.

           B. The capital stock of NetSol UK consists of 1,000 authorized shares of Common Stock, par value L1 (the "NetSol UK Shares"), of which 100 are currently issued and outstanding. SGO currently owns 57 NetSol UK Shares.

           C. On September 15, 1998, Mirage, SGO, NetSol Pvt entered into a Stock Purchase Agreement where SGO issued certain number of NetSol Pvt Shares to Mirage to constitute 51% of the issued and outstanding common stock of NetSol Pvt, such that, NetSol Pvt will be a majority owned subsidiary of Mirage.

            D. On September 15, 1998, Mirage, SGO, and NetSol UK entered into an agreement where SGO issued certain number of NetSol UK Shares to Mirage to constitute 51% of the 85% of the issued and outstanding common stock of NetSol UK owned by SGO. NetSol UK became a 43% owned subsidiary of Mirage.

            E. Upon the terms and conditions set for the below, SGO desires to issue certain number of NetSol Pvt Shares to Mirage to constitute 100% of the issued and outstanding common stock of NetSol Pvt, such that, following such transaction, NetSol Pvt will be a 100% owned subsidiary of Mirage.

            F. Upon the terms and conditions set forth below, SGO desires to issue certain number of NetSol Shares to Mirage to constitute 100% of the issued and outstanding common stock of NetSol UK owned by SGO, such that, following such transaction, NetSol UK will be a 100% owned subsidiary of Mirage. The NetSol Pvt Shares and the NetSol UK Shares which are the subject of this Agreement, may be referred to collectively as the "Shares" herein.

             NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

                                   ARTICLE 28
                         SALE AND PURCHASE OF THE SHARES

           28.1 ISSUANCE OF THE SHARES. Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SGO shall sell and transfer to Mirage that certain number of NetSol Pvt Shares that will constitute 49% of the issued and outstanding common stock of NetSol Pvt increasing Mirage's ownership to 100% and shall sell and transfer to Mirage the remaining NetSol UK Shares that will constitute 57% of the issued and outstanding common stock of NetSol UK increasing its ownership to 100%.

           28.2 CONSIDERATION AND PAYMENT FOR THE SHARES. In consideration for the Shares, Mirage shall issue SGO 4.2 million shares of RESTRICTED common stock of Mirage. Mirage shall issue to SGO, in whatever designation SGO requests, a stock certificate(s) equal to 4.2 million shares of current outstanding common stock of Mirage as of the date hereof.

            1.3 EMPLOYMENT AGREEMENTS. Mirage shall enter into employment agreements with the principals of NetSol Pvt and NetSol (UK) for a minimum of 36 months with continuation of executive responsibilities and subject to non-competition clause. Mirage shall deliver such employment agreements in the general form of Exhibit "E".

                                   ARTICLE 29
                         REPRESENTATIONS AND WARRANTIES

            29.1 REPRESENTATIONS AND WARRANTIES OF SGO, NETSOL PVT, AND NETSOL UK. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by SGO, NetSol Pvt, and NetSol UK to Mirage prior to the execution of this Agreement (the "SGO, NetSol Pvt, and NetSol UK Disclosure Schedule"), SGO, NetSol Pvt, and NetSol UK represent and warrant to Mirage, as of the date hereof and as of the Closing, as follows:

                            29.1.1 ORGANIZATION, STANDING, POWER.

                   (a) NETSOL PVT. NetSol Pvt. is a corporation duly organized, validly existing, and in good standing under the laws of the country of Pakistan. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. NetSol Pvt. is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on NetSol Pvt. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.


                   (b) NETSOL UK. NetSol UK is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. NetSol UK is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on NetSol UK. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

                            29.1.2 AUTHORITY. SGO, NetSol Pvt, and NetSol UK
have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SGO, NetSol Pvt, and NetSol UK of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the parts of SGO, NetSol Pvt, and NetSol UK, including the approval of the Board of Directors of NetSol Pvt and NetSol UK. This Agreement has been duly executed and delivered by SGO, NetSol Pvt, and NetSol UK and constitutes a valid and binding obligation of SGO, NetSol Pvt, and NetSol UK enforceable in accordance with its terms, except that such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation, or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on any assets of SGO, NetSol Pvt, or NetSol UK (any such conflict, violation, default, right, loss, or creation being referred to herein as a "Violation") pursuant to: (i) any provision of the organization documents of NetSol Pvt and NetSol UK; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement, or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to SGO, NetSol Pvt, and NetSol UK's respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on SGO, NetSol Pvt, and/or NetSol UK.

                            29.1.3 CAPITALIZATION OF NETSOL PVT AND NETSOL UK.

                   (a) NETSOL PVT. The authorized equity securities of NetSol Pvt consist of 20,000 shares of NetSol Pvt Common Stock, Rs. 100 par value, of which 1,000 shares are currently issued or outstanding. SGO currently owns 490 NetSol Pvt Shares, while Mirage currently owns 510 shares.

                   (b) NETSOL UK. The capital stock of NetSol UK consists of 1,000 authorized shares of Common Stock, par value L1 (the "NetSol UK Shares"), of which 100 are currently issued and outstanding. SGO currently owns 57 NetSol UK Shares, while Mirage currently owns 43 shares.

                   (c) Upon issuance pursuant to the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom. The Shares are free of restrictions on transfer other than restrictions on transfer as set forth in the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule and under applicable state and federal securities laws. The Shares shall be issued in a private transaction and consequently will be deemed to be "Restricted Securities" as set forth in Rule 144 promulgated under the Securities Act of 1933, as amended.

                   (d) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by SGO, NetSol Pvt, or NetSol UK which provide for the purchase, issuance, or transfer of any additional shares of the capital stock of NetSol Pvt or NetSol UK nor are there any outstanding securities granted or issued by NetSol Pvt or NetSol UK that are convertible into any shares of the equity securities of NetSol Pvt or NetSol UK, and none is authorized. Neither NetSol Pvt nor NetSol UK has outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of NetSol Pvt or NetSol UK capital stock on any matter.

                   (e) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, neither SGO nor NetSol Pvt nor NetSol UK is a party or subject to any agreement or understanding, and, to the best of SGO, NetSol Pvt, and NetSol UK's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a shareholder or director of NetSol Pvt or NetSol UK.

                   (f) Except as set forth on the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule, neither NetSol Pvt nor NetSol UK has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                            29.1.4 SUBSIDIARIES. "Subsidiary" or
"Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which NetSol Pvt or NetSol UK or any other Subsidiary of NetSol Pvt or NetSol UK owns not less than twenty percent (20%) of the voting securities or other equity or of which NetSol Pvt or NetSol UK or any other Subsidiary of NetSol Pvt or NetSol UK possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture, or other entity. There are no Subsidiaries of NetSol Pvt nor or NetSol UK.

                            29.1.5 NO DEFAULTS. Neither SGO nor NetSol Pvt
nor NetSol UK has received notice that they would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of NetSol Pvt or NetSol UK; (ii) any judgment, decree, or order applicable to SGO, NetSol Pvt, or NetSol UK; or
(iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which SGO, NetSol Pvt, or NetSol UK is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on SGO, NetSol Pvt, or NetSol UK.

                            29.1.6 GOVERNMENTAL CONSENTS. Any consents,
approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with or exemptions by (collectively "Consents"), any court, administrative agency, or commission, or other federal, state, or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), which may be required by or with respect to NetSol Pvt and/or NetSol UK in connection with the execution and delivery of this Agreement or the consummation by the Parties of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on NetSol Pvt or NetSol UK for the transactions contemplated by this Agreement, are the responsibility of NetSol Pvt and NetSol UK. NetSol Pvt and NetSol UK hereby represent and warrant that such Consents have been obtained by them.

                            29.1.7 FINANCIAL STATEMENTS. NetSol Pvt and
NetSol UK have furnished Mirage with a true and complete copy of their financial statements for the period ending December 31, 1998 (the "Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial positions of NetSol Pvt and NetSol UK as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in NetSol Pvt's nor NetSol UK's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Financial Statements, except as described in the notes thereto.

                            29.1.8 LIABILITIES. As of June 30, 1998, the
Liabilities (as defined below) of NetSol Pvt and NetSol (UK) jointly were not greater than $728,000. "Liabilities" as used herein shall mean all debt, liabilities, or obligations of any nature, whether absolute, accrued, or contingent, including, without limitation, accounts payable, accrued employee benefits, accrued taxes payable, and debt instruments.

                            29.1.9 ABSENCE OF UNDISCLOSED LIABILITIES.
Neither NetSol Pvt nor NetSol UK has any liabilities or obligations (whether absolute, accrued, or contingent) except: (i) Liabilities that are accrued or reserved against in the Balance Sheet attached to the Valuation report by Houlihan Valuation Advisors; or (ii) additional Liabilities reserved against since June 30, 1998 that (x) have arisen in the ordinary course of business;
(y) are accrued or reserved against on the books and records of NetSol Pvt or NetSol UK; and (z) amount in the aggregate to less than $25,000.

                            29.1.10 ABSENCE OF CHANGES. Since December 31,
1998, NetSol Pvt and NetSol UK have conducted their businesses in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of NetSol Pvt or NetSol UK or any development or combination of developments of which management of NetSol Pvt or NetSol UK has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on NetSol Pvt or NetSol UK; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of NetSol Pvt or NetSol UK; (iv) any increase or change in the compensation or benefits payable or to become payable by NetSol Pvt or NetSol UK to any of its employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of NetSol Pvt or NetSol UK, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment, or arrangement made to, for, or with any of its employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights, and similar equity based awards; (viii) any resignation or termination of employment of any office of NetSol Pvt or NetSol UK; and NetSol Pvt and NetSol UK, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such office; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by NetSol Pvt or NetSol UK to any person or entity, or guaranty by NetSol Pvt or NetSol UK of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which NetSol Pvt or NetSol UK is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of NetSol Pvt or NetSol UK; (xiii) any waiver or release of any right or claim of NetSol Pvt or NetSol UK, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof; or (xv) any agreement by NetSol Pvt or NetSol UK to do any of the things described in this Section 2.1.10.

                            29.1.11 PATENTS AND TRADEMARKS. NetSol Pvt and
NetSol UK have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for their businesses as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by NetSol Pvt and NetSol UK is listed in the SGO, NetSol Pvt, and NetSol UK Disclosure Schedule. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is NetSol Pvt or NetSol UK bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. Neither NetSol Pvt nor NetSol UK has received any communications alleging that they have violated or, by conducting their businesses as proposed, would violate any of the Intellectual Property of any other person or entity. Neither NetSol Pvt nor NetSol UK is aware that any of their employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of NetSol
Pvt or NetSol UK or that would conflict with NetSol Pvt or NetSol UK's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of NetSol Pvt or NetSol UK's business by their respective employees, nor the conduct of NetSol Pvt or NetSol UK's business as proposed, will, to the best of NetSol Pvt and NetSol UK's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Neither NetSol Pvt nor NetSol UK believes it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by NetSol Pvt or NetSol UK, as the case may be.

                            29.1.12 CERTAIN AGREEMENTS. Neither the execution
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise), becoming due to any director, employee, or independent contractor of NetSol Pvt or NetSol UK , from NetSol Pvt or NetSol UK under any agreement or otherwise; (ii) materially increase any benefits otherwise payable under any agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                            29.1.13 COMPLIANCE WITH OTHER INSTRUMENTS.
Neither SGO nor NetSol Pvt nor NetSol UK is in violation or default of any provision of their respective articles of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which they are a party or by which they are bound, or, to the best of their knowledge, of any provision of any federal or state statute, rule, or regulation which may be applicable to them. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of SGO, NetSol Pvt, or NetSol UK or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to NetSol Pvt or NetSol UK, their businesses, or operations, or any of their assets or properties.

                            29.1.14 EMPLOYEE BENEFIT PLANS. All employee
benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses, or other equity based awards) covering active, former, or returned employees of NetSol Pvt and NetSol UK are listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule.

                            29.1.15 OTHER PERSONAL PROPERTY. The books and
records of NetSol Pvt and NetSol UK contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by NetSol Pvt and NetSol UK in connection with their businesses. Except as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, no personal property used by NetSol Pvt or NetSol UK in connection with their businesses is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

                            29.1.16 PROPERTIES AND LIENS. Except as reflected
in the Financial Statement or as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, and except for statutory mechanics' and materialmen's liens, liens for current taxes not yet delinquent, NetSol Pvt and NetSol UK own, free and clear of any liens, claims, charges, options, or other encumbrances, all of their tangible and intangible property, real and personal, whether or not reflected in the Financial Statements (except that sold or disposed of in the ordinary course of business since the date of such statements) and all such property acquired since the date of such statements. All real property and tangible personal property of NetSol Pvt and NetSol UK is in good operating condition and repair, ordinary wear and tear excepted.

                            29.1.17 INVENTORY. The inventories of NetSol Pvt
and NetSol UK shown on the Financial Statements and inventories acquired by them subsequent to the date of the Financial Statements consist solely of items of a quality and quantity usable and salable in the normal course of business, with the exception of obsolete materials and materials below standard quality, all of which have been written down in the books of NetSol Pvt and NetSol UK to net realizable market value or have been provided for by adequate reserves. Except for sales made in the ordinary course of business, all inventory is the property of NetSol Pvt and NetSol UK. No items are subject to security interests, except as set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule. The value of the inventories has been determined on a first-in, first-out basis consistent with prior years.

                            29.1.18 MAJOR CONTRACTS. Except as otherwise
disclosed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, neither NetSol Pvt nor NetSol UK is a party or subject to:

                                    (a) Any union contract, or any employment
contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which is not terminable by NetSol Pvt or NetSol UK on 30 days' notice or less without penalty or obligations to make payments related to such termination;

                                    (b) Any joint venture contract,
partnership agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

                                    (c) Any manufacture, production,
distribution, sales, franchise, marketing, or license agreement, or arrangement by which products or services of NetSol Pvt or NetSol UK are developed, sold, or distributed;

                                    (d) Any material agreement, license,
franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired, or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                                    (e) Any material agreement, contract, or
commitment that requires the consent of another person for NetSol Pvt or NetSol UK to enter into or consummate the transactions contemplated by this Agreement;

                                    (f) Except for object code license
agreements for NetSol Pvt and NetSol UK's products executed in the ordinary course of business, any indemnification by NetSol Pvt or NetSol UK with respect to infringements of proprietary rights; or

                                    (g) Any contract containing covenants
purporting to materially limit NetSol Pvt or NetSol UK's freedom to compete in any line of business in any geographic area.

           All contracts, plans, arrangements, agreements, licenses, franchises, permits, indentures, authorizations, instruments, and other commitments listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule are valid and in full force and effect and neither NetSol Pvt nor NetSol UK has, nor to the knowledge of NetSol Pvt nor NetSol UK has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                            29.1.19 QUESTIONABLE PAYMENTS. Neither NetSol Pvt
nor NetSol UK nor to its knowledge any director, officer, employee, or agent of NetSol Pvt or NetSol UK, has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of NetSol Pvt or NetSol UK; or (ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country. Neither NetSol Pvt nor NetSol UK, nor, to the knowledge of NetSol Pvt or NetSol UK, any director, officer, employee, or agent of NetSol Pvt or NetSol UK, has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

                            29.1.20 RECENT TRANSACTIONS. Neither NetSol Pvt
nor NetSol UK, nor to their knowledge any director, officer, employee, or agent of NetSol Pvt nor NetSol UK, is participating in any discussions and do not intend to engage in any discussion: (i) with any representative of any corporation or corporations regarding the consolidation or merger of NetSol Pvt or NetSol UK with or into any such corporation or corporations; (ii) with any corporation, partnership, association, or other business entity or any individual regarding the sale, conveyance, or disposition of all or substantially all of the assets of NetSol Pvt or NetSol UK or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of NetSol Pvt or NetSol UK is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution, or winding up of NetSol Pvt and UK.

                            29.1.21 LEASES IN EFFECT. All real property
leases and subleases as to which NetSol Pvt or NetSol UK is a party and any amendments or modifications thereof (each a "Lease" and, collectively, the "Leases") are listed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of NetSol Pvt or NetSol UK, and neither NetSol Pvt nor NetSol UK has received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and neither NetSol Pvt nor NetSol UK has received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination, or refusal would not have a Material Adverse Effect on NetSol Pvt and/or NetSol UK.

                            29.1.22 ENVIRONMENTAL.

                                    (a) To the best knowledge of NetSol Pvt
and NetSol UK: (i) the business as presently or formerly engaged in by them is and has been conducted in compliance with all applicable Environmental Laws (as defined in subparagraph (b) below), including without limitation, having all permits, licenses, and other approvals and authorizations, during the time they engaged in such businesses; (ii) there are no civil, criminal, or administrative actions, suits, demands, claims, hearings, investigations, or proceedings pending or threatened against them relating to any violation, or alleged violation, of any Environmental Law; and (iii) they have not incurred, and none of their properties presently or formerly owned or operated by them are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment, or claim asserted or arising under any Environmental Law.

                                    (b) "Environmental Law" means any
federal, state, foreign, and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement, or agreement with any governmental entity relating to: (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, or any other natural resource), to human health or safety; or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of hazardous substances, in each case as amended and as now or hereafter in effect.

                            29.1.23 TAXES. Except as set forth elsewhere in
this Agreement or in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule:

                                    (a) All taxes, assessments, fees,
penalties, interest, and other governmental charges with respect to NetSol Pvt and NetSol UK which have become due and payable by June 30, 1998 have been paid in full or adequately reserved against by NetSol Pvt or NetSol UK, and all taxes, assessments, fees, penalties, interest, and other governmental charges which have become due and payable subsequent to June 30, 1998 have been paid in full or adequately reserved against on their books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

                                    (b) There are no agreements, waivers, or
other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against NetSol Pvt or NetSol UK, nor are there any actions, suits, proceedings, investigations, or claims now pending against NetSol Pvt or NetSol UK in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

                                    (c) There are no liens for taxes upon the
assets of NetSol Pvt or NetSol UK except for taxes that are not yet payable. NetSol Pvt and NetSol UK has withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, and directors and timely paid all such amounts withheld to the proper taxing authority.

                            29.1.24 DISPUTES AND LITIGATION. Except as
disclosed in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of SGO, NetSol Pvt, or NetSol UK, threatened against or affecting SGO, NetSol Pvt, or NetSol UK or any of their properties, assets, or business or to which SGO, NetSol Pvt, or NetSol UK is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on SGO, NetSol Pvt, or NetSol UK, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against SGO, NetSol Pvt, or NetSol UK and having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of SGO, NetSol Pvt, and NetSol UK, there is no investigation pending or threatened against SGO, NetSol Pvt, or NetSol UK before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Entity.

                            29.1.25 COMPLIANCE WITH LAWS. Except as set forth
in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule, neither NetSol Pvt's nor NetSol UK's business is being conducted in violation of, or in a manner which could cause liability under any applicable law, rule, or regulation, judgment, decree, or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on NetSol Pvt or NetSol UK. NetSol Pvt and NetSol UK have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of NetSol, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as it is planned to be conducted. NetSol is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. A true and complete list of all such franchises, permits, and licenses held by NetSol Pvt and NetSol UK is set forth in the SGO, NetSol Pvt, or NetSol UK Disclosure Schedule.

                            29.1.26 RELATED PARTY TRANSACTIONS. No employee,
officer, or director of NetSol Pvt or NetSol UK or member of his or her immediate family is indebted to NetSol Pvt or NetSol UK , nor is SGO, NetSol Pvt, or NetSol UK indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of SGO, NetSol Pvt, and NetSol UK's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which NetSol Pvt or NetSol UK is affiliated or with which NetSol Pvt or NetSol UK has a business relationship, or any firm or corporation that competes with NetSol Pvt or NetSol UK, except that employees, officers, or directors of NetSol Pvt and NetSol UK and members of their immediate families may own stock in publicly traded companies that may compete with NetSol Pvt and NetSol UK. To SGO, NetSol Pvt, and NetSol UK's knowledge, no member of the immediate family of any officer or director of

NetSol Pvt or NetSol UK is directly or indirectly interested in any material contract with NetSol Pvt or NetSol UK.

                            29.1.27 INSURANCE. NetSol Pvt and NetSol UK shall
obtain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed within 45 days of the execution of this Agreement.

                            29.1.28 MINUTE BOOKS. The minute books of NetSol
Pvt and NetSol UK provided to Mirage contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                            29.1.29 DISCLOSURE. No representation or warranty
made by SGO, NetSol Pvt, or NetSol UK in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by SGO, NetSol Pvt, or NetSol UK or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                            29.1.30 RELIANCE. The foregoing representations
and warranties are made by SGO, NetSol Pvt, and NetSol UK with the knowledge and expectation that Mirage is placing reliance thereon.

            29.2 REPRESENTATIONS AND WARRANTIES OF MIRAGE. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by Mirage to SGO, NetSol Pvt, and NetSol UK prior to the execution of this Agreement (the "Mirage Disclosure Schedule"), Mirage represents and warrants, as of the date hereof and as of the Closing, as follows:

                            29.2.1 ORGANIZATION, STANDING, POWER. Mirage is a
corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Mirage is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on Mirage.

                            29.2.2 AUTHORITY. Mirage has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Mirage of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mirage, including the approval of the Board of Directors and the stockholders of Mirage. This Agreement has been duly executed and delivered by Mirage and constitutes a valid and binding obligation of Mirage enforceable in accordance with its terms, except that such enforceability may be subject to:
(i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and (ii) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation pursuant to: (i) any provision of the Articles of Incorporation or Bylaws of Mirage; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Mirage or its properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on Mirage.

                            29.2.3 NO DEFAULTS. Mirage is not, and has not
received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of: (i) the Articles of Incorporation or Bylaws of Mirage, as amended; (ii) any judgment, decree, or order applicable to Mirage; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Mirage is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Mirage.

                            29.2.4 DISCLOSURE. No representation or warranty
made by Mirage in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Mirage or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                            29.2.5 INDEPENDENT INVESTIGATION. Mirage
acknowledges and agrees that, except as expressly provided herein, neither SGO, NetSol Pvt, nor NetSol UK nor any of their agents, representatives, or employees have made any representations or warranties, direct or indirect, oral or written, express or implied, to Mirage, or any agents, representatives, or employees of Mirage, with respect to the Shares, SGO, NetSol Pvt, or NetSol UK , or the transactions contemplated herein, and Mirage acknowledges and agrees that it is not aware of and does not rely upon any such representation or warranty. Mirage acknowledges and agrees that it has had a full opportunity to inspect the books, records, and assets of NetSol Pvt and NetSol UK and to make any and all inquiries of the officers and directors regarding SGO, NetSol Pvt, and NetSol UK, the Shares, and the transactions contemplated herein, as Mirage has deemed appropriate. Mirage further acknowledges that it is entering into this Agreement based solely (except for the express representations and warranties of SGO, NetSol Pvt, and NetSol UK contained herein) on Mirage's own independent investigations and findings and not in reliance on any information provided by SGO, NetSol Pvt, or NetSol UK, or their respective agents, representatives, or employees.

                            2.2.6 VALUATION REPORT. Mirage shall obtain a
Valuation Report prepared by an independent valuation organization reflecting the value of the assets of each Network Solutions Pvt, Ltd. and NetSol (UK) Ltd.

                            2.2.7 RELIANCE. The foregoing representations and
warranties are made by Mirage with the knowledge and expectation that SGO, NetSol Pvt, and NetSol UK NetSol are placing reliance thereon.

                            2.2.8 LITIGATION. The management of Mirage
believe there is no litigation currently pending against the Company, unless as otherwise stated herein.

                                   ARTICLE 30
                              CONDITIONS PRECEDENT

            30.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

                 (a) NO RESTRAINTS. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

                 (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

            30.2 CONDITIONS TO MIRAGE'S OBLIGATIONS. The obligations of Mirage shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by SGO, NetSol Pvt, and NetSol UK:

                 (a) REPRESENTATIONS AND WARRANTIES OF MIRAGE. The representations and warranties of Mirage set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on Mirage or on the benefits of the transactions provided for in this Agreement. SGO, NetSol Pvt, and NetSol UK shall have received a certificate signed on behalf of Mirage by the Vice President, Chief Financial Officer, and Secretary of Mirage to such effect on the Closing.

                 (b) PERFORMANCE OF OBLIGATIONS OF MIRAGE. Mirage shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on Mirage or on the benefits of the transactions provided for in this Agreement. SGO, NetSol Pvt, and NetSol UK shall have received a certificate signed on behalf of Mirage by the Vice President, Chief Financial Officer, and Secretary of Mirage to such effect on the Closing.

            30.3 CONDITIONS TO NETSOL'S OBLIGATIONS. The obligations of SGO, NetSol Pvt, and NetSol UK shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Mirage:

                 (a) REPRESENTATIONS AND WARRANTIES OF SGO, NETSOL PVT, AND NETSOL UK. The representations and warranties of SGO, NetSol Pvt, and NetSol UK set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK or on the benefits of the transactions provided for in this Agreement. Mirage shall have received a certificate signed on behalf of SGO by SGO and of NetSol Pvt by the Chief Executive Officer and the Chief Financial Officer of NetSol Pvt and of NetSol UK by the Chief Executive Officer and the Chief Financial Officer of NetSol UK to such effect on the Closing.

                 (b) PERFORMANCE OF OBLIGATIONS OF SGO, NETSOL PVT, AND NETSOL UK. SGO, NetSol Pvt, and NetSol UK shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK or on the benefits of the transactions provided for in this Agreement. Mirage shall have received a certificate signed on behalf of SGO by SGO and of NetSol Pvt by the Chief Executive Officer and the Chief Financial Officer of NetSol Pvt and of NetSol UK by the Chief Executive Officer and the Chief Financial Officer of NetSol UK to such effect on the Closing.

                 (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by SGO, NetSol Pvt, and NetSol UK for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

                 (d) CONSENTS OF OTHER THIRD PARTIES. SGO, NetSol Pvt, and NetSol UK shall have received and delivered to Mirage all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for SGO, NetSol Pvt, and NetSol UK to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of NetSol Pvt and NetSol UK in the manner such business is presently carried on by them. Mirage shall have received copies of any necessary written consent(s) to this Agreement and the transactions contemplated herein.

                 (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through Closing, there shall not have occurred any change, occurrence, or circumstance in SGO, NetSol Pvt, and NetSol UK having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Mirage, a Material Adverse Effect on SGO, NetSol Pvt, and NetSol UK.

                 (f) OPINION OF COUNSEL. Mirage shall have received an opinion, dated as of Closing, from counsel to SGO, NetSol Pvt, and NetSol UK, in form and substance substantially in the form of Exhibit "B" hereto.

                                   ARTICLE 31
                                    COVENANTS

            31.1 COMPOSITION OF THE BOARD OF DIRECTORS OF MIRAGE. On or before Closing, Mirage shall take all necessary actions to amend bylaws of Mirage to increase the number of members of the Board of Directors of Mirage to a maximum of nine. Upon the Closing, SGO shall appoint 4 member(s) to Mirage Board of Directors. Once the Mirage Board of Directors is fully constituted, meaning 7 have been appointed to the current three members of Mirage, all members shall serve on the Board of Directors from the date of Closing until the Shareholders Meeting scheduled for October 15, 1999. At that time, the majority of Shareholders shall ratify the Board of Directors chosen and elect a new one.

                                   ARTICLE 32
                        CLOSING AND DELIVERY OF DOCUMENTS

            32.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement shall take place at the offices of Mirage, located at 233 Wilshire Boulevard, Suite 510, Santa Monica, California 90401, on April 17, 1999, or at such other time and place as the Parties mutually agree upon in writing (which time and place are hereinafter referred to as the "Closing").

            32.2 DELIVERIES BY SGO, NETSOL PVT, AND NETSOL UK. At Closing, SGO, NetSol Pvt, and NetSol UK shall make the following deliveries to Mirage:

                 (a) A certificate representing the NetSol Pvt Shares that Mirage is acquiring as set forth in Section 1.1 above;

                 (b) A certificate representing the NetSol UK Shares that Mirage is acquiring as set forth in Section 1.1 above;

                 (c)    A certificate of good standing for NetSol Pvt;

                 (d)    A certificate of good standing for NetSol UK;

                 (e) A certificate executed by SGO, NetSol Pvt, and NetSol UK certifying that all SGO, NetSol Pvt, and NetSol UK's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

                 (f) Certified resolutions of the Board of Directors of NetSol Pvt and NetSol UK, in form satisfactory to counsel for Mirage, authorizing the execution and performance of this Agreement;

                 (g) An opinion of counsel to SGO, NetSol Pvt, and NetSol UK, dated as of Closing, as set forth in Section 3.3(f);

                 (h) A complete full and final Valuation Report for the combined operations of NetSol Pvt and NetSol UK;

                 (i) Permission for foreign investment shall be obtained under the Foreign Exchange Regulation Act of 1947. Such Entitlement Certificate shall be delivered to Mirage granting it permission to make this acquisition;

                 (j) SGO shall obtain permission to move shares to non-residents. Pursuant to Foreign Exchange Regulations Act, 1947 under clause (d) subsection 1 of Section 13, this matter shall be resolved;

                 (k) Board of Directors of Network Solutions (Pvt) Limited resolution authorizing this acquisition as contemplated herein by Mirage; and

                 (l) Board of Directors of NetSol (UK) Limited resolution authorizing this acquisition as contemplated herein by Mirage;

            32.3 DELIVERIES BY MIRAGE. At Closing, Mirage shall make the following deliveries to SGO, NetSol Pvt, and NetSol UK:

                 (a) A certificate representing the Mirage Shares that SGO is acquiring as set forth in Section 1.2(c);

                 (b) A certificate executed by Mirage certifying that Mirage's respective representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date;

                 (c) A certificate of good standing for Mirage from the office of the Nevada Secretary of State;

                 (d) Certified resolutions of the Board of Directors of Mirage signed by at least two of the three directors of Mirage, in form satisfactory to counsel for SGO, NetSol Pvt, and NetSol UK, authorizing the execution and performance of this Agreement;

                 (e) A Consent Action in Writing by the Majority Shareholders in lieu of meeting authorizing the execution and performance of this Agreement; and

                 (f) SGO shall deliver at least Rs. 100,000 through normal banking channels to the credit of existing shareholders in the amount equal to their respective shares representing their par value. Such action shall produce a realization certificate.

                                  ARTICLE 33
                               INDEMNIFICATION

            33.1 SGO, NETSOL PVT, AND NETSOL UK'S INDEMNITY.

                 (a) Upon receipt of notice thereof, SGO, NetSol Pvt, and NetSol UK shall, jointly and severally, indemnify, defend, and hold harmless Mirage from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Mirage shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by SGO, NetSol Pvt, and/or NetSol UK to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by SGO, NetSol Pvt, and/or NetSol UK under this Agreement; and (ii) the employment of any of NetSol Pvt or NetSol UK's employees which is in violation of any law, regulation, or ordinance of any Governmental Entity.

                 (b) Mirage shall notify promptly SGO, NetSol Pvt, and NetSol UK of the existence of any claim, demand, or other matter to which SGO, NetSol Pvt, and NetSol UK's indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Mirage shall at all times also have the right to fully participate in the defense. If SGO, NetSol Pvt, and NetSol UK, within a reasonable time after this notice, fails to defend, Mirage shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of SGO, NetSol Pvt, and NetSol UK, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of SGO, NetSol Pvt, and NetSol UK.

            33.2 MIRAGE'S INDEMNITY.

                 (a) Upon receipt of notice thereof, Mirage shall indemnify, defend, and hold harmless SGO, NetSol Pvt, and/or NetSol UK from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that SGO, NetSol Pvt, and/or NetSol UK shall incur or suffer, that arise, result from or relate to any breach of, or failure by Mirage to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Mirage under this Agreement.

                 (b) SGO, NetSol Pvt, and/or NetSol UK shall notify promptly Mirage of the existence of any claim, demand or other matter to which Mirage's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that SGO, NetSol Pvt, and NetSol UK shall at all times also have the right to fully participate in the defense. If Mirage, within a reasonable time after this notice, fails to defend, SGO, NetSol Pvt, and NetSol UK shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Mirage, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Mirage.

                                   ARTICLE 34
                          DEFAULT, AMENDMENT AND WAIVER

     34.1 DEFAULT. Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting party, such defaulting party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

     34.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                                   ARTICLE 35
                                  MISCELLANEOUS

     35.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

     35.2 NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO SGO:         Mr. Salim Ghauri and Others
                Attn: Mr. Salim Ullah Ghauri
                1st Floor, C-35, LCCHS
                Lahore, Cantt.
                Fax: 92425726740

With a copy to: ___________________________
                ___________________________
                ___________________________


TO MIRAGE:      Mirage Holdings, Inc.
                Attn: Najeeb U. Ghauri, President
                233 Wilshire Blvd. Suite 510
                Santa Monica, CA 90401
                Fax: 310/656-5291

With a copy to: Horwitz & Beam
                Attn: Lawrence W. Horwitz
                Two Venture Plaza, Suite 350
                Irvine, CA 92618
                Fax: (949) 453-9416

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     35.3 ENTIRE AGREEMENT. This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

     35.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     35.5 INCORPORATED BY REFERENCE. The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     35.6 REMEDIES CUMULATIVE. No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     35.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     35.8 FINDERS' AND RELATED FEES. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     35.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

     35.10 FORUM. Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     35.11 PROFESSIONAL FEES. In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

     35.12 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

     35.13 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     8.14 REPRESENTATION. The parties hereto agree and acknowledge that the law firm of Horwitz & Beam has represented Mirage in preparing this

Agreement. All parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

                                       MIRAGE:

                                       MIRAGE HOLDINGS, INC.,
                                       a Nevada corporation

                                       /s/ Najeeb Ghauri
                                       -----------------------------------------
                                       By: Najeeb U. Ghauri
                                       Its: President


                                       SGO:

                                       /s/ Salim Ghauri
                                       -----------------------------------------
                                       Salim Ghauri
                                       Print name here: Mr. Salim Ullah Ghauri


                                       /s/ Nasreen Ghauri
                                       -----------------------------------------
                                       Print name here: Mrs. Nasreen Ghauri


                                       /s/ Shahab Ghauri
                                       -----------------------------------------
                                       Print name here: Mr. Shahab-Ud-Din Ghauri


                                       /s/ Aamrah Shahab
                                       -----------------------------------------
                                       Print name here: Mr. Aamrah Shahab

                                   EXHIBIT "A"

                LIST OF SHAREHOLDERS ENTERING INTO THIS AGREEMENT

Shareholder Name                Entity in which Shares Held            Number of Shares Held
--------------------------      ----------------------------           ---------------------
Mr. Salim Ullah Ghauri          Network Solutions (Pvt) Ltd.                    123

Mr. Shahab-Ud-Din Ghauri                    -0-                                 123

Mrs. Aamrah Shahab                          -0-                                 122

Mrs. Nasreen Ghauri                         -0-                                 122
                                                                                ---
                                                       TOTAL                    490

                                   EXHIBIT "B"

                                 OPINION LETTERS

                                    EXHIBIT C

               SGO, NETSOL PVT, AND NETSOL UK DISCLOSURE SCHEDULE

     The items set forth below are exceptions to the representations and warranties of SGO, NetSol Pvt, and NetSol UK set forth in Section 2.1 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                              SECTION   EXCEPTION
                              -------   ---------

                                   FOR SGO

                                     Nil


                        FOR NETWORK SOLUTIONS (PVT) LTD.

                                     Nil


                           FOR NETSOL (U.K.) LIMITED

                                     Nil

[closing date]
Page 2


                                    EXHIBIT D

                           MIRAGE DISCLOSURE SCHEDULE

     The items set forth below are exceptions to the representations and warranties of Mirage set forth in Section 2.2 of the Agreement. Any matter set forth herein as an exception to a section of the Agreement shall be deemed to constitute an exception to all other applicable sections of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.


SECTION     EXCEPTION
-------     ---------
 2.2.8      Litigation - A former officer and director of the Company has threatened to sue the Company for wrongful termination. Upon his departure Mr. Champion was given a total of 200,000 shares of restricted stock and 50,000 options. In addition, certain numbers of his shares are subject to a lock-up agreement with the Company.
            As of the date of this Agreement, no law suites have been filed by
            Mr. Champion.

[closing date]
Page 3



                          CERTIFICATE OF THE SECRETARY
                                       OF
                              MIRAGE HOLDINGS, INC.

     I, NAJEEB U. GHAURI, hereby certify that I am the duly elected, qualified and acting Secretary of MIRAGE HOLDINGS, INC., a Nevada corporation (the "Company"), and I further certify as follows:

     Attached hereto as EXHIBIT A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company by written consent in accordance with applicable law and the Bylaws authorizing the execution and performance of that certain Acquisition Agreement dated April 3, 1998 (the "Agreement"), by and between the Company, on the one hand, and Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol Pvt), and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the other hand. Such resolutions have not been modified, rescinded or otherwise changed or amended and remain in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have executed this certificate as of this 3rd day of April, 1999.

                                       /s/ NAJEEB GHAURI
                                       --------------------------------------
                                       NAJEEB U. GHAURI, Secretary

[closing date]
Page 1


                              MIRAGE HOLDINGS, INC.
                              A NEVADA CORPORATION

                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                 WITHOUT MEETING

          Pursuant to the authority granted to the board of directors by the Nevada Revised Statutes, all members of the board of directors of MIRAGE HOLDINGS, INC., a Nevada corporation (this "Company"), do hereby consent to, adopt, ratify, confirm, and approve, as of the date indicated below, the following resolutions, as evidenced by their signatures hereunder:

                                 ACQUISITION

          WHEREAS, the undersigned deem it in the best interests of the Company to effectuate a purchase of 49% of the outstanding shares of capital stock of Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol
Pvt) and 57% of the outstanding shares of capital stock of NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), from Salim Ghauri and others ("SGO"), in exchange for 4.2 million shares of this Company's restricted outstanding common stock, for a total of 7.0 million shares of common stock;

          WHEREAS, the terms and conditions of the acquisition are set forth in that certain Acquisition Agreement attached hereto and incorporated herein by this reference as Exhibit "A" (the "Acquisition Agreement");

            NOW, THEREFORE, IT IS HEREBY, RESOLVED, that either the Chief Executive Officer, President, Chief Financial Officer, Vice President, and/or Secretary of the Company, acting alone or together, each are hereby authorized to execute and deliver, for and on behalf of the Company, the Acquisition Agreement in substantially the form attached as Exhibit "A", with such changes as the officers authorized to execute the documents may approve, together with and including, without limitation, any and all agreements, instruments, and documents, and amendments thereto (collectively, the "Documents") as they may deem necessary or appropriate to consummate the transactions contemplated therein.

              RESOLVED FURTHER, that the Company is authorized to perform the Documents executed and delivered in accordance with these resolutions.

                          NAME AND SYMBOL CHANGE

          RESOLVED, that the officers of the Company specified above are authorized to take such actions as they deem necessary to effectuate the name and symbol change of the Company to NetSol International, Inc.

[closing date]
Page 2


                                 RATIFICATION

             RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all agreements, instruments and documents, and all amendments thereto, and acts authorized hereunder executed, delivered or performed prior to the passage of these resolutions are hereby confirmed, ratified and approved.

           RESOLVED FURTHER, that the Secretary of the Company is authorized to certify a copy of these resolutions and deliver the same as evidence of the foregoing authorization to act on behalf of the Company.

           The undersigned hereby consent to this action and the resolutions set forth above and direct and authorize that a copy of this Written Consent of Board of Directors be placed by the Company 's secretary with the minutes of the proceedings of the Board of Directors in the official records of the Company.

                                           Dated: April 3, 1999

                                                DIRECTORS:



                                   /s/ Najeeb Ghauri
                                   -----------------------
                                       Najeeb U. Ghauri



                                   /s/ Earl Shannon
                                   -----------------------
                                       Earl T. Shannon



                                   Irfan Mustafa
                                   -----------------------
                                       Irfan Mustafa

[closing date]
Page 1

                               CERTIFICATE OF THE
                       PRESIDENT, CHIEF FINANCIAL OFFICER,
                                AND SECRETARY OF
                              MIRAGE HOLDINGS, INC.

           The undersigned hereby certifies that he is the duly elected, qualified and acting President, Secretary and Chief Financial Officer of MIRAGE HOLDINGS, INC., a Nevada corporation (the "Company"), and, as such, is authorized to execute this certificate on behalf of the Company and does further certify as follows:

              1. This certificate is being delivered pursuant to Article 3.2(a) and Article 3.2(b) of that certain Acquisition Agreement dated April 3, 1999 (the "Agreement"), by and among the Company, on the one hand, and Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol Pvt), and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

             2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

             3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 3rd day of April, 1999.

                       MIRAGE HOLDINGS, INC., a Nevada corporation



                       /S/ NAJEEB GHAURI
                       ------------------------------------
                           By: Najeeb U. Ghauri
                           Its: President, Secretary and Chief Financial Officer

[closing date]
Page 1



                           CERTIFICATE OF THE OFFICERS
                                       OF
                         NETWORK SOLUTIONS (PVT) LIMITED


            The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting President and Chief Financial Officer of NETWORK SOLUTIONS (PVT) LIMITED, a Pakistan corporation (the "Company"), and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

              1. This certificate is being delivered pursuant to Article 3.3(a) and Article 3.3(b) of that certain Acquisition Agreement dated April 3, 1999 (the "Agreement"), by and among Salim Ghauri and Others ("SGO"), NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), and the Company, on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

             2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

             3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 3rd day of April, 1999.

                       NETWORK SOLUTIONS (PVT) LIMITED,
                            a Pakistan corporation


                       /S/ SALIM GHAURI
                       ------------------------------------
                           By: Salim Ghauri
                           Its: President

                       /S/ SALIM GHAURI
                       ------------------------------------
                            By: Salim Ghauri
                       Its: Chief Financial Officer

[closing date]
Page 1

                           CERTIFICATE OF THE OFFICERS
                                       OF
                               NETSOL (UK) LIMITED


            The undersigned hereby certify that they are, respectively, the duly elected, qualified and acting President and Chief Financial Officer of NETSOL UK) LIMITED, a United Kingdom corporation (the "Company"), and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

              1. This certificate is being delivered pursuant to Article 3.3(a) and Article 3.3(b) of that certain Acquisition Agreement dated April 3, 1999 (the "Agreement"), by and among Salim Ghauri and Others ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation, and the Company, on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

             2. All representations and warranties of the Company set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

             3. The Company has performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Company or on the benefits of the transactions provided for in the Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 3rd day of April, 1999.

                       NETSOL (UK) LIMITED,
                       a United Kingdom corporation


                       /S/ NAEEM GHAURI
                       ------------------------------------
                       By: Naeem Ghauri
                        Its: President


                       /S/ NAEEM GHAURI
                       ------------------------------------
                             By: Naeem Ghauri
                       Its: Chief Financial Officer

[closing date]
Page 1

                                 CERTIFICATE OF
                             SALIM GHAURI AND OTHERS

               The undersigned hereby certify that they are Salim Ghauri and Others, acting in their individual capacities and as shareholders of Network Solutions (Pvt) Limited, a Pakistan corporation and NetSol (UK) Limited, a United Kingdom corporation, and, as such, are authorized to execute this certificate on behalf of the Company and do further certify as follows:

              1. This certificate is being delivered pursuant to Article 3.3(a) and Article 3.3(b) of that certain Acquisition Agreement dated April 3, 1999 (the "Agreement"), by and among Salim Ghauri and Other ("SGO"), Network Solutions (Pvt) Limited, a Pakistan corporation, and NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), on the one hand, and Mirage Holdings, Inc., a Nevada corporation, on the other hand. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

               2. All representations and warranties of SGO set forth in the Agreement are true and correct as of the date of the Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by the Agreement; or (ii) in respects that do not have a Material Adverse Effect on SGO or on the benefits of the transactions provided for in the Agreement.

              3. SGO have performed all agreements and covenants required to be performed by it under the Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on SGO or on the benefits of the transactions provided for in the Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 3rd day of April, 1999.

                                  SGO:


                       /s/ Salim Ghauri _______________________
                       Print Name here: Salim Ghauri


                       /s/ Shahab Ghauri____________________
                       Print name here: Mr. Shahab Ud-Din Ghauri


                       /s/ Nasreen Ghauri____________________
                       Print name here: Mrs. Nasreen Ghauri

                       /s/ Aamrah Ghauri ____________________
                       Print name here: Mrs. Aamrah Ghauri

                                                                  LAW OFFICES OF
                                                                  HORWITZ & BEAM
                                                               TWO VENTURE PLAZA
                                                                       SUITE 350
                                                        IRVINE, CALIFORNIA 92618
                                                                  (949) 453-0300
                                                                  (310) 842-8574
                                                             FAX: (949) 453-9416
Gregory B. Beam, Esq.                                        Ralph R. Loyd, Esq.
Lawrence W. Horwitz, Esq.                             Patti L.W. McGlasson, Esq.
Lawrence M. Cron, Esq.                                   Bernard C. Jasper, Esq.
Lynne Bolduc, Esq.                                     K. William Pergande, Esq.
Malea M. Farsai, Esq.                                     John Y. Igarashi, Esq.


                                  April 3, 1999

   MIRAGE HOLDINGS, INC. ACQUISITION AGREEMENT WITH SALIM GHAURI AND OTHERS,
           NETWORK SOLUTIONS (PVT) LIMITED, AND NETSOL (UK) LIMITED

                               CLOSING MEMORANDUM

             This Memorandum outlines the action taken in connection with the sale by Salim Ghauri and Others ("SGO") of 49% of the issued and outstanding capital stock of Network Solutions (Pvt) Limited, a Pakistan corporation ("NetSol Pvt") and of 57% of the issued and outstanding capital stock of NetSol (UK) Limited, a United Kingdom corporation ("NetSol UK"), (collectively, the "Shares") to Mirage Holdings, Inc., a Nevada corporation ("Mirage") in exchange for the 4.2 million shares of restricted common stock of Mirage, such sale being made pursuant to an Acquisition Agreement (the "Agreement"), dated as of the date of the Closing as defined in the Agreement, among the Parties. All capitalized terms used herein have that meaning as defined in the Agreement.

1. ACTIONS TAKEN PRIOR TO THE CLOSING.

                      A. ACTIONS TAKEN BY MIRAGE, SGO, NETSOL PVT, AND NETSOL UK. At a meetings of the respective Board of Directors of each party, the respective Boards of Directors took all corporate action necessary to: (i) authorize the purchase and sale of the capital stock; (ii) authorize the execution and delivery of the Agreement; and (iii) fulfill the conditions precedent of each party as set forth in the Agreement.

                        B. TIMING. The parties agreed that the transaction would be completed in two separate steps:

                                i. THE SIGNING. The signing of the Agreement
and all other documents related thereto would be held on April 3, 1999 (the "Signing Date"), at the offices of the Mirage, 233 Wilshire Boulevard, Suite 510, Santa Monica, California 90401.

                              ii. THE CLOSING. The closing of the Agreement
(i.e., the exchange of the capital stock for the cash payment as set forth in the Agreement) will be held as soon as practicable after the execution of the Agreement (the "Closing Date").

2. THE SIGNING.

                     The Signing was held on April 2, 1999 (the "Signing Date"), at the offices of the Mirage, located at 233 Wilshire Boulevard, Suite 510, Santa Monica, California 90401.

          At the Signing, each party delivered to the other all required corporate documents and consents as set forth in the Agreement.

           Also at the signing, the parties executed and delivered each to the other, unless waived, the following documents:


--------------------------------------------------- ------------------------------ ----------------------------------

       DOCUMENT                                     SIGNATORIES                    DELIVERY TO
--------------------------------------------------- ------------------------------ ----------------------------------
Acquisition Agreement                               Mirage                         Mirage
                                                    SGO                            SGO
                                                    NetSol Pvt                     NetSol Pvt
                                                    NetSol UK                      NetSol UK
--------------------------------------------------- ------------------------------ ----------------------------------

List of Shareholders - Exhibit A                    SGO                            Mirage
--------------------------------------------------- ------------------------------ ----------------------------------

Legal Opinion - Exhibit B                           Counsel for SGO,               Mirage
                                                    NetSol Pvt, and NetSol
                                                    UK
--------------------------------------------------- ------------------------------ ----------------------------------

Certificate of Secretary of Mirage                  Najeeb U. Ghauri               Mirage Corporate Records
                                                                                   SGO
                                                                                   NetSol Pvt
                                                                                   NetSol UK
--------------------------------------------------- ------------------------------ ----------------------------------

Consent of Mirage Directors                         Najeeb U. Ghauri               Mirage Corporate Records
                                                    Earl T. Shannon                SGO
                                                    Irfan Mustafa                  NetSol Pvt
                                                                                   NetSol UK
--------------------------------------------------- ------------------------------ ----------------------------------

Certificate of President, Secretary and Chief       Najeeb U. Ghauri               Mirage Corporate Records
Financial Officer of Mirage                                                        SGO
                                                                                   NetSol Pvt
                                                                                   NetSol UK
--------------------------------------------------- ------------------------------ ----------------------------------

Certificate of Officers of NetSol Pvt               Officers of NetSol Pvt         NetSol Pvt Corporate Records
                                                                                   Mirage
--------------------------------------------------- ------------------------------ ----------------------------------

--------------------------------------------------- ------------------------------ ----------------------------------
Certificate of Officers of NetSol UK                Officers of NetSol UK          NetSol UK Corporate Records
                                                                                   Mirage
--------------------------------------------------- ------------------------------ ----------------------------------

Certificate of SGO                                  SGO                            SGO Records
                                                                                   Mirage
--------------------------------------------------- ------------------------------ ----------------------------------

The Signing was then declared completed.

3. THE CLOSING.

           At the Closing, SGO delivered to Mirage certificates representing the Shares as designated in Section 1.1 of the Agreement.

           At the Closing, Mirage delivered to SGO the Shares as designated in Section 1.2 of the Agreement.

           The Closing was then declared completed.

4. ACTION SUBSEQUENT TO THE CLOSING.

          Not later than 15 days after the Closing Date, Mirage, pursuant to any and all requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, shall file any and all required documents with the United States Securities and Exchange Commission.